As filed with the Securities and Exchange Commission on February 9, 1996
                                             Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933

                    --------------------------

                  DIGITAL MICROWAVE CORPORATION
        (Exact name of issuer as specified in its charter)

DELAWARE                                    77-0016028
(State or other jurisdiction                (IRS Employer
of incorporation or organization)           Identification No.)

         170  ROSE  ORCHARD  WAY,  SAN  JOSE,   CALIFORNIA  95134
       (Address of principal executive offices) (Zip Code)

                    --------------------------

                  DIGITAL MICROWAVE CORPORATION
                    1994 STOCK INCENTIVE PLAN
                     (Full title of the plan)

                    --------------------------

                         CHARLES KISSNER
              President and Chief Executive Officer
                  DIGITAL MICROWAVE  CORPORATION 170 Rose Orchard
             Way,  San Jose,  CA 95134 (Name and address of agent
             for service)
                          (408) 943-0777
                            --------
  (Telephone number, including area code, of agent for service)

                    --------------------------


                                          CALCULATION OF REGISTRATION FEE
================================================================================================
                                                 Proposed            Proposed
   Title of                                       Maximum             Maximum
  Securities                  Amount             Offering            Aggregate       Amount of
     to be                    to be                Price             Offering      Registration
  Registered               Registered(1)        per Share(2)         Price(2)           Fee
  ----------               -------------        ------------         --------      ------------
Options to purchase           150,000               N/A               N/A               N/A
Common Stock

Common Stock,             150,000 shares          $10.81            $1,621,500        $559.14
$0.01 par value
================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Digital Microwave Corporation 1994 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Digital Microwave Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Digital Microwave Corporation on February 9, 1996, as reported by the Nasdaq National Market.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

                  Digital     Microwave      Corporation     (the
"Registrant")   hereby   incorporates   by  reference  into  this
Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

                  (a)      The Registrant's Annual Report on Form
                           10-K   for  the   fiscal  year   ended
                           March 31,  1995  filed with the SEC on
                           June 29, 1995.

                  (b)      (1)     The   Registrant's   Quarterly
                   Report on Form 10-Q for the
                  fiscal quarter ended June 30,
                              1995;

                           (2)     The   Registrant's   Quarterly
                   Report on Form 10-Q for the
                       fiscal quarter ended
                       September 30, 1995;

                           (3)     The  Registrant's   report  on
                  Form 8-K filed with the SEC on
                                   July 12, 1995; and

                           (4)     The  Registrant's   report  on
                                   Form 10-C  filed  with the SEC
                                   on August 28, 1995.

                  (c) The Registrant's Registration Statement No. 0-15895 on Form 8-A filed with the SEC on May22, 1987, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of his fiduciary duties. However, such exemption from liability does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the Delaware General Corporation Law ("Delaware Law"), nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant;
(ii)did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or knowing violation of law; or (iv) derived an improper personal benefit.

                  Pursuant  to the  provisions  of Section 145 of
Delaware Law, the Registrant as a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement which were reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

                  The power to indemnify also applies to actions brought by or in the right of the Registrant, but only to the extent of defense and settlement expenses and not to the satisfaction of a judgment or settlement of the claim itself. In such actions, however, no indemnification will be made if there is any adjudication of negligence or misconduct, unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

                  To the extent any such person is successful in the defense of the actions referred to above, such person is entitled pursuant to Section 145 of Delaware Law to indemnification as described above. Section 145 also grants the power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

                  The Registrant has entered into indemnification agreements with its directors and certain officers which provide for indemnification to the fullest extent permitted by Delaware Law, including Section 145 thereof. The Registrant may also enter into similar agreements from time to time with future directors and/or present or future officers of the Registrant.


Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit No.           Exhibit
-----------           -------

     4         Instruments   Defining  Rights  of   Stockholders.
               Reference is made to Registrant's Registration Statement No. 0-15895 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

     5         Opinion of Brobeck, Phleger & Harrison LLP.

    23.1       Consent  of  Arthur   Andersen  LLP,   Independent
               Accountants.

    23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24. Power of Attorney. Reference is made to page II-5 of this Registration Statement.

    99.1       Digital Microwave Corporation 1994 Stock Incentive
               Plan.

    99.2*      Form of  Notice  of Grant of  Stock  Option  to be
               generally    used   in    connection    with   the
               Discretionary  Option  Grant  Program  of the 1994
               Stock Incentive Plan.

    99.3* Form of Stock Option Agreement to be generally used in connection with the Discretionary Option
               Grant Program of the 1994 Stock Incentive Plan.

    99.4*      Addendum to Stock  Option  Agreement  (Involuntary
               Termination).

    99.5*      Addendum to Stock  Option  Agreement  (Special Tax
               Election).

    99.6*      Addendum to Stock Option Agreement  (Limited Stock
               Appreciation Right).

    99.7*      Addendum  to  Stock  Option  Agreement  (Financial
               Assistance).

    99.8* Form of Notice of Grant of Automatic Stock Option to be generally used in connection with the Automatic Option Grant Program of the 1994 Stock
               Incentive Plan (Initial Grant).

    99.9* Form of Notice of Grant of Automatic Stock Option to be generally used in connection with the Automatic Option Grant Program of the 1994 Stock
               Incentive Plan (Annual Grant).

    99.10* Form of Automatic Stock Option Agreement to be generally used in connection with the Automatic
               Option Grant Program of the 1994 Stock Incentive
               Plan.

    99.11* Form of Stock Issuance Agreement to be generally used in connection with the Stock Fee Program of the 1994 Stock Incentive Plan.

    99.12* Form of Stock Issuance Agreement to be generally used in connection with the Stock Issuance Program of the 1994 Stock Incentive Plan.

    99.13*     Form  of  Addendum  to  Stock  Issuance  Agreement
               (Special Tax Election).

    99.14*     Form  of  Addendum  to  Stock  Issuance  Agreement
               (Involuntary Termination).


--------
    * Exhibits 99.2 through 99.14 are incorporated herein by reference to Exhibits 99.2 through 99.14, respectively, on Registrant's Registration Statement No. 33-85270 on Form S-8 which was filed with the SEC on October 17, 1994.


Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1994 Stock Incentive Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of February, 1996.


                      DIGITAL MICROWAVE CORPORATION



                      By:   CHARLES KISSNER
                            ---------------------
                            Charles Kissner
                            President, Chief Executive Officer
                            and Director


                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of DIGITAL MICROWAVE CORPORATION, a Delaware corporation, do hereby constitute and appoint Charles Kissner and Carl A. Thomsen and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the  requirements of the Securities
Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                Title                       Date
----------                -----                       ----

CHARLES KISSNER           President, Chief            February 9, 1996
---------------           Executive Officer
Charles Kissner           and Director (Principal
                          Executive Officer)

Signatures               Title                        Date
----------               -----                        ----

CARL A. THOMSEN          Vice President and           February 9, 1996
---------------          Chief Financial
Carl A. Thomsen          Officer (Principal Financial
                         and Accounting Officer)




CLIFFORD H. HIGGERSON    Chairman of the              February 9, 1996
---------------------    Board of Directors
Clifford H. Higgerson




RICHARD C. ALBERDING     Director                     February 9, 1996
--------------------
Richard C. Alberding




WILLIAM E. GIBSON        Director                     February 9, 1996
--------------------
William E. Gibson




BILLY B. OLIVER          Director                     February 9, 1996
--------------------
Billy B. Oliver




JAMES MEINDL             Director                     February 9, 1996
--------------------
Dr. James Meindl

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             EXHIBITS

                                TO

                             FORM S-8

                              UNDER

                      SECURITIES ACT OF 1933


                  DIGITAL MICROWAVE CORPORATION

                          EXHIBIT INDEX
                          -------------


Exhibit No.                          Exhibit
-----------                          -------

     4         Instruments   Defining  Rights  of   Stockholders.
               Reference is made to Registrant's Registration Statement No. 0-15895 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

     5         Opinion of Brobeck, Phleger & Harrison LLP.

    23.1       Consent  of  Arthur   Andersen  LLP,   Independent
               Accountants.

    23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24. Power of Attorney. Reference is made to page II-5 of this Registration Statement.

    99.1       Digital Microwave Corporation 1994 Stock Incentive
               Plan.

    99.2*      Form of  Notice  of Grant of  Stock  Option  to be
               generally    used   in    connection    with   the
               Discretionary  Option  Grant  Program  of the 1994
               Stock Incentive Plan.

    99.3* Form of Stock Option Agreement to be generally used in connection with the Discretionary Option
               Grant Program of the 1994 Stock Incentive Plan.

    99.4*      Addendum to Stock  Option  Agreement  (Involuntary
               Termination).

    99.5*      Addendum to Stock  Option  Agreement  (Special Tax
               Election).

    99.6*      Addendum to Stock Option Agreement  (Limited Stock
               Appreciation Right).

    99.7*      Addendum  to  Stock  Option  Agreement  (Financial
               Assistance).

    99.8* Form of Notice of Grant of Automatic Stock Option to be generally used in connection with the Automatic Option Grant Program of the 1994 Stock
               Incentive Plan (Initial Grant).

    99.9* Form of Notice of Grant of Automatic Stock Option to be generally used in connection with the Automatic Option Grant Program of the 1994 Stock
               Incentive Plan (Annual Grant).

    99.10* Form of Automatic Stock Option Agreement to be generally used in connection with the Automatic
               Option Grant Program of the 1994 Stock Incentive
               Plan.

    99.11* Form of Stock Issuance Agreement to be generally used in connection with the Stock Fee Program of the 1994 Stock Incentive Plan.

    99.12* Form of Stock Issuance Agreement to be generally used in connection with the Stock Issuance Program of the 1994 Stock Incentive Plan.

    99.13*     Form  of  Addendum  to  Stock  Issuance  Agreement
               (Special Tax Election).

    99.14*     Form  of  Addendum  to  Stock  Issuance  Agreement
               (Involuntary Termination).

--------
    * Exhibits 99.2 through 99.14 are incorporated herein by reference to Exhibits 99.1 through 99.14, respectively, on Registrant's Registration Statement No. 33-85270 on Form S-8 which was filed with the SEC on October 17, 1994.

                            EXHIBIT 4

           Instruments Defining Rights of Stockholders.
          Reference is made to Registrant's Registration
           Statement No. 0-15895 on Form 8-A, which is
        incorporated herein by reference pursuant to Item
               3(c) of this Registration Statement.